EXHIBIT 10.6

    STOCK PURCHASE AGREEMENT BETWEEN WEXFORD SPECTRUM INVESTORS LLC, IMPRIMIS
      INVESTORS LLC AND RVR CONSULTING GROUP, INC. DATED FEBRUARY 26, 1999

                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the "Agreement") is made and entered into as of this 26th day of February, 1999, by and among IMPRIMIS INVESTORS LLC, a Delaware limited liability company, having its principal place of business at c/o Wexford Management LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830 ("Imprimis"); WEXFORD SPECTRUM INVESTORS LLC, a Delaware limited liability company, having its principal place of business at c/o Wexford Management LLC, 411 West Putnam Avenue, Greenwich, Connecticut 06830 (collectively, with Imprimis, the "Seller"); and RVR CONSULTING GROUP, INC., a Florida corporation having an address at c/o P.O. Box 2148, Goldenrod, Florida 32733 (the "Purchaser").

                                   WITNESSETH:

          WHEREAS, the Seller owns 109,687 shares of the Senior Convertible Preferred Stock of Complete Wellness Centers, Inc., a Delaware corporation (the "Company"), par value $.01 per share (the "Preferred Stock");

          WHEREAS, the Seller desires to sell, assign and convey to the Purchaser 10,969 shares of the Preferred Stock (the "Shares"), and the Purchaser desires to purchase and acquire such Shares from the Seller on and subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

          1. Sale and Purchase. Subject to the terms and conditions contained herein, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser, and the Purchaser hereby purchases and accepts from the Seller, all of the Seller's right, title and interest in and to the Shares, free and clear of any liens, pledges, security interests, claims or encumbrances of any kind.

          2. Purchase Price; Guarantee of Payment

          (1) The purchase price for the Shares (the "Purchase Price") shall be Five Hundred Thousand ($500,000) Dollars. On the date hereof (the "Closing Date"), the Purchaser shall deliver to Seller via wire transfer of immediately available funds the amount of Two Hundred Fifty Thousand ($250,000) Dollars as partial payment of the Purchase Price (the "Initial Payment. The balance of the Purchase Price shall be payable by the Purchaser to Seller in six (6)




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equal monthly installments of Forty-One Thousand Six Hundred Sixty-Six and
67/100 ($41,666.67) Dollars each, commencing on May 1, 1999 with the final monthly installment due and payable on October 1, 1999 (the "Installment Payments"). The Installment Payments shall be paid by wire transfer of immediately available funds to an account (or accounts) designated by Seller.

          (2) The full and timely payment of the Installment Payments is hereby jointly and severally guaranteed by Messrs. Joseph Raymond, Jr., Sergio Vallejo and Joseph Raymond, Sr. (the "Guarantors"). The Guarantors are the shareholders of Purchaser. The foregoing guarantee shall be deemed to be absolute and unconditional, and shall continue until all of the guaranteed obligations have been paid in full. Notwithstanding the foregoing, the Seller may not proceed to enforce the guarantee unless and until, following a default in payment of an Installment Payment by Purchaser, the Purchaser has failed to cure such default within five (5) days following its receipt of written notice of default from Seller.

     3. Representations and Warranties of Seller. Seller hereby represents and warrants to, and agrees with, the Purchaser as follows:

          3 .1. Organization and Good Standing. Each entity constituting the Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

          3.2.  No Conflict.

               (1) To the best of its actual knowledge, it being understood that Seller has not engaged in any investigation of any kind, the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of the Company's Certificate of Incorporation, By-Laws or of any statute, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument or restriction to which the Company is a party or by which the Company or any of its assets may be bound or affected, or any order, rule




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or regulation of any court or governmental agency or body having jurisdiction over the Company.

               (2) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of the Seller's respective Certificates of Formation, Operating Agreements or of any statute, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument or restriction to which the Seller is a party or by which the Seller or any of its assets may be bound or affected, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller.

          3.3. Ownership of Preferred Stock. The 109,687 shares of Preferred Stock owned by Seller are owned free and clear of all liens, pledges, security interests, claims or encumbrances of any kind. The 109,687 shares of Preferred Stock owned by the Seller have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon the Seller for the purchase or acquisition of any shares of the Preferred Stock.

     4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to, and agrees with, the Seller as follows:

          4.1. Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

          4.2. No Conflict. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of the Purchaser's Certificate of Incorporation, By-Laws or of any statute, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument or restriction to which the Purchaser is a party or by which the Purchaser or any of its assets may be bound or affected, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Purchaser.

          4.3. Investigation by Purchaser. Purchaser is a sophisticated investor and has conducted its own independent review and analysis of the business, operations, assets, liabilities, results




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of operations, financial condition and prospects of the Company and acknowledges that Seller has provided Purchaser with access to the records of the Company for this purpose. Purchaser has acquired sufficient knowledge about the Company to make an informed decision to enter into this Agreement, and in making such decision is relying solely on its due diligence and the representations and warranties contained herein.

     5. Acknowledgments and Agreements of the Parties.

        (1) To the maximum extent permissible under applicable law, Seller hereby assigns to Purchaser all of its non-economic rights associated with its ownership of the Preferred Stock, including but not limited to the power to designate a majority of the Board of Directors of the Company (collectively, the "Rights"). To effect the election of the Purchaser's designees to the Board of Directors of the Company, the Seller agrees that on the date hereof it shall appoint each of Purchaser's designees to the Board of Directors of the Company, and shall cause each of Seller's designees to the Board of Directors of the Company to resign. Purchaser agrees to the maximum extent permissible under applicable law to designate one individual specified by Seller as a member of the Board of Directors. Except as specifically provided below, Seller agrees that it will not convert, retire, sell, hypothecate or otherwise transfer any of the Preferred Stock, other than the Shares ( collectively, the "Restrictions on Transfer") without the prior written consent of the Purchaser. In addition, on the date hereof Seller agrees to execute an irrevocable proxy in favor of Purchaser substantially in the form of Exhibit A attached hereto with respect to the shares of the Company's common stock issuable upon the conversion of the Preferred Stock owned by Seller converted with the consent of Purchaser pursuant to the preceding sentence.

        (2) In the event Purchaser elects to convert, sell, retire, hypothecate or transfer, or otherwise engage in any transaction with respect to, all or any portion of the Shares, then, (i) it shall provide Seller with ten
(10) days prior written notice of such election and of Seller's right to participate therein, and (ii) notwithstanding the Restrictions on Transfer, Seller shall have the right to take the same action as the Purchaser, or engage in the same transaction as the Purchaser, as the case may be, with respect to the same pro rata portion of the 98,718 shares of Preferred Stock retained by Seller.

        (3) In the event the Company is delisted from NASDAQ on or prior to June 30, 1999 because of its failure to satisfy the minimum tangible net worth test (whether or not additional tests are met), then Purchaser may elect, within ten business days of its receipt of notification of delisting, to demand a refund of all prior Installment Payments paid to Seller. Upon its receipt of notice of such election delivered by Purchaser, Seller shall promptly refund to Purchaser any and all Installment Payments previously received by Seller, and the obligation of




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Purchaser to make future Installment Payments shall immediately terminate. The
Seller shall not be obligated under such circumstances to refund any portion of the Initial Payment. Upon Purchaser's receipt of such refunded Installment Payments ( or upon delivery of Purchaser's notice of election if no Installment Payments were paid to Seller), Purchaser shall simultaneously re-convey to Seller fifty (50%) percent of the Shares (a "Reconveyance").

        (4) Seller hereby agrees not to pursue, except in concert with Purchaser, any suit, action or claim against the Company, or against any board member, employee, consultant or entity associated or affiliated with the Company other than claims for contribution or indemnity. At the request of Purchaser and in exchange for reciprocal releases, Seller shall release the Company and any affiliates of the Company from any claims based on disputes arising prior to the Closing Date, other than claims for contribution or indemnity.

         5) Notwithstanding the Restrictions of Transfer, and in addition to any rights it may have with respect to the sale, retirement, hypothecation or other transfer of the Preferred Stock under Section 5(b) hereof, Purchaser hereby agrees that Seller may convert, sell, retire, hypothecate or transfer (i) 10,969 shares of Preferred Stock on and after the date which is twenty-four (24) months after the Closing Date, (ii) an additional 10,969 shares of Preferred Stock (13,711 shares in the event of a Reconveyance) on and after the date which is thirty-six (36) months after the Closing Date, and (iii) an additional 10,969 shares of Preferred Stock (13,711 in the event of Reconveyance) on and after the date which is forty-eight (48) months after the Closing Date.

        (6) Upon the earlier to occur of either (i) the date which is five (5) years from the Closing Date or (ii) the date upon which the closing price for the Company's common stock has equaled or exceeded Ten ($10) Dollars for twenty
(20) consecutive trading days, the Purchaser shall promptly reassign to Seller the Rights, and the Restrictions on Transfer shall lapse and the Preferred Stock shall cease to be subject to the Restrictions on Transfer.

        (7) Purchaser represents that on or after February 12, 1999, the Purchaser or its designee provided not less than $250,000 in working capital to the Company. In addition, the Purchaser agrees that it or its designee shall provide to the Company up to an additional $500,000 over the next twelve (12) months to the extent necessary to meet the working capital requirements of the Company.

        (8) The Seller hereby agrees to restructure and extend the payment terms of its $475,000 principal amount senior secured loan to the Company as follows: during the period from the Closing Date to December 31, 1999 interest only will be payable by the Company to Seller with respect to such loan. During the period January 1,2000 to December 31,2001 the Company will make equal quarterly payments to Seller with respect to such loan to repay the unpaid principal and accrued interest based on a five year amortization schedule. The Company will make a balloon payment to Seller equal to the full unpaid principal balance and all accrued interest on January 31, 2002.




                                       36
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        (9) In the event Purchaser defaults in the performance of any of its material obligations set forth in this Agreement, Purchaser shall promptly reassign to Seller the Rights, and the Restrictions on Transfer shall lapse and the Preferred Stock shall cease to be subject to the Restrictions on Transfer.

     6. Survival; Indemnification.

        6.1. Survival; Remedy for Breach. The covenants, agreements, representations, warranties and indemnities of the parties hereto contained herein or in any certificate, schedule or other writing attached hereto, or required by the terms hereof to be delivered by Purchaser or Seller or their respective affiliates, shall survive the Closing for a period from the Closing Date until the expiration of the applicable statutory period of limitations (giving effect to any waiver or extension thereof). Notwithstanding the preceding sentence, any representation, warranty, covenant or agreement in respect of which indemnity may be sought under Section 6 hereof shall survive the time at which it would otherwise terminate if notice of the inaccuracy or breach thereof, which shall include with reasonable specificity the elements of such claim, shall have been given to the party against whom such indemnity may be sought prior to such time.

        6.2. Indemnification by Seller.

             (1) Each of the entities comprising the Seller hereby jointly and severally indemnify the Purchaser, its shareholders, officers, directors and affiliates (collectively, the "Indemnitees") against and agree to hold each of them ham1less from any and all damage, loss, liability, expense (including, without limitation, reasonable out-of-pocket expense of investigation and attorneys' fees and expenses in connection with any action, suit or proceeding brought against or involving any Indemnitee) and cost (collectively, "Indemnified Amounts") incurred or suffered by any Indemnitee arising out of any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller pursuant to this Agreement.

             (2) The agreements and indemnities of the Seller contained herein shall be cumulative, except that an Indemnitee shall not recover more than once for the same Indemnified Amount.

             (3) The Indemnitees agree to give notice to the Seller promptly after learning of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought hereunder; provided, however, that the failure of an Indemnitee to give such notice shall not constitute a waiver of its rights hereunder in respect of the claim, suit, action or proceeding with respect to which such notice was required to have been given hereunder.

             (4) The Seller shall not be liable under this Section 6.2 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder. No investigation by Purchaser at or prior to the Closing shall relieve Seller of any liability hereunder.

             (5) The amount required to be paid to an Indemnitee by the Seller for any Indemnified Amounts shall be paid not later than thirty (30) days after receipt by the Seller of written notice from an Indemnitee stating that such Indemnified Amounts have been incurred and the amount thereof and of the related indemnity payment.

        6.3. Indemnification by the Purchaser.

             (1) The Purchaser hereby indemnifies the Seller against and agrees to hold it harmless from any and all damage, loss, liability, expense (including, without limitation, reasonable out-of-pocket expenses of investigation and reasonable attorneys fees and expenses in connection with any action, suit or proceeding brought against or involving the Seller) and cost incurred or suffered by the Seller (collectively, "Indemnified Amounts") arising out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Purchaser pursuant to this Agreement or (ii) any and all exercise of the Rights by Purchaser. The agreements and indemnities of the Purchaser contained herein shall be cumulative, except that the Seller shall not recover more than once for the same Indemnified Amount.

             (2) The Seller agrees to give notice to the Purchaser promptly after learning of the assertion of any claim, or the commencement of any suit, action or proceeding, in respect of which indemnity may be sought hereunder; provided, however, that the failure of the Seller to give such notice shall not constitute a waiver of its rights hereunder in respect of the claim, suit, action or proceeding with respect to which such notice was required to have been given hereunder.

             (3) The Purchaser shall not be liable under this Section 6.3 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought.

             (4) The amount required to be paid to the Seller by the Purchaser for any Indemnified Amounts hereunder shall be paid not later than thirty (30) days after receipt by the Purchaser of written notice from the Seller, stating that such Indemnified Amounts have been incurred and the amount thereof and of the related indemnity payment.

     7. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if sent by facsimile transmission and confirmed by registered or certified mail, postage prepaid, addressed as follows:

        To Purchaser:

                                RVR Consulting Group, Inc.
                                P.O. Box 2148
                                Goldenrod, FL 32733
                                Attention: Joseph Raymond, Jr.
                                Facsimile No.: (407) 657-1132

        To Seller:

                                Imprimis Investors LLC
                                Wexford Spectrum Investors LLC
                                c/o Wexford Management LLC
                                411 West Putnam A venue
                                Greenwich, Connecticut 06830
                                Attention: Kenneth Rubin
                                Facsimile No.: (203) 862- 7471

        With a Copy To:




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                                Arthur Amron, Esq.
                                Facsimile: (203) 862- 7312

        To the Guarantors:

                                Mr. Joseph Raymond, Jr.
                                c/o RVR Consulting Group, Inc.
                                P.O. Box 2148
                                Goldenrod, FL 32733
                                Facsimile No.: (407) 657-1132

                                Sergio Vallejo
                                c/o RVR Consulting Group, Inc.
                                P.O. Box 2148
                                Goldenrod, FL 32733
                                Facsimile No.: (407) 657-1132

                                Joseph Raymond, Sr.
                                c/o RVR Consulting Group, Inc.
                                P.O. Box 2148
                                Goldenrod, FL 32733
                                Facsimile No.: (407) 657-1132

or to such other addresses as shall be furnished by like notice by such party. Any such notice or communication given by mail shall be effective upon receipt thereof.

     8. Arbitration. Any dispute arising out of or relating to this Agreement, which cannot be settlement amicably without undue delay by the parties hereto, shall be resolved by binding arbitration of one arbitrator selected by the parties hereto under the rules of arbitration of the American Arbitration Association. The award rendered by the arbitrator shall be final and binding, upon both parties. Such arbitration shall be conducted in New York City, or such other location as the parties may agree. The costs of such arbitration shall be borne equally by the parties unless the arbitrator otherwise determines. All parties hereby submit to the jurisdiction of the State of New York in connection with the foregoing.

     9. Further Assurances. Seller agrees that, at any time after the date here, upon request of the Purchaser, it will do, execute, acknowledge and deliver, or will cause t one, executed, acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the better assuring and confirming to the Purchaser, its successors and assigns, absolute ownership to the Shares to be sold to the Purchaser hereunder.

     10. Modification. This Agreement and the Schedules annexed hereto contain the entire agreement between the parties hereto and there are no agreements, warranties or representations which are, not set forth herein. All prior negotiations, representations, warranties, agreements and understandings are superseded hereby. This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the parties hereto and dated on or subsequent to the date hereof

     11. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within the State.

     12. Binding Effect: Assignment. This Agreement shall be binding upon the parties and inure to the benefit of the successors and assigns of the respective parties hereto.

     13. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     14. Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof

     15. Transaction Expenses. Notwithstanding anything else in this Agreement to the contrary, the parties hereto shall each be responsible for the payment of(and shall indemnify and hold the other parties hereto harmless against) any and all of its or his own expenses, including, without limitation, the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.

     16. Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     17. Waiver. The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

     18. No Agency. This Agreement shall not constitute any party the legal representative or agent of the other, nor shall any party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other party.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and date first above written.

                                          IMPRIMIS INVESTORS LLC
                                          By: /s/ Frederick Simon
                                             ---------------------------------
                                          Title: Sr. Vice President


                                          WEXFORD SPECTRUM INVESTORS LLC
                                          By: /s/ Frederick Simon
                                             ---------------------------------
                                          Title:  Sr. Vice President

                                          RVR CONSULTING GROUP, INC.
                                          By: /s/ Joseph S. Raymond Jr.
                                              /s/ Sergio Vallejo
                                             ---------------------------------


As to Section 2(b) and Sections 7 through 18 inclusive, only:

 /s/ Joseph S. Raymond Jr.
------------------------------
Joseph Raymond, Jr.

 /s/ Sergio Vallejo
------------------------------
Sergio Vallejo

 /s/ Joseph S. Raymond Sr.
-------------------------------
Joseph Raymond, Sr.

                                IRREVOCABLE PROXY

          The undersigned, Imprimis Investors LLC, hereby irrevocably appoints RVR Consulting Group, Inc., or its nominee ("RVR"), with full power of substitution as proxy for the undersigned, and hereby authorizes RVR to vote all shares of Common Stock of COMPLETE WELLNESS CENTERS, INC. (the "Company") acquired by Seller upon conversion of the Preferred Stock and registered in the name of the undersigned, at any meeting of the stockholders of the Company, and to execute a consent to be given by the stockholders of the Company, in such manner as RVR may from time to time determine. This Irrevocable Proxy shall be deemed to be coupled with an interest in favor of RVR and as such, shall be irrevocable and shall survive the death, bankruptcy or incompetency of the undersigned.

          This irrevocable proxy is executed by the undersigned pursuant to the terms of that certain Stock Purchase Agreement dated as of February 26, 1999 by and among the undersigned, RVR and Wexford Spectrum Investors LLC (the "Agreement"). Capitalized terms utilized herein and not defined herein shall have the respective meanings accorded to them in the Agreement.

          Notwithstanding anything to the contrary contained herein, this proxy shall terminate on the earlier to occur of: (i) the transfer by this undersigned, in accordance with the terms of the Agreement, of any shares of Common Stock of the Company acquired by the Seller upon conversion of the Preferred Stock (but only with respect to such transferred shares of Common Stock); (ii) the fifth anniversary of the date hereof; or (iii) the date upon which the closing price for the Company's common stock has equaled or exceeded Ten ($10.00) Dollars for twenty (20) consecutive trading days.

          The validity of this proxy and the rights, obligations and relations of the parties hereunder shall be construed and determined under and in accordance with the laws of the State of New York without giving effect to the conflict of laws rules of such State. ANY CLAIM OR CONTROVERSY PERTAINING TO OR ARISING UNDER THIS PROXY OR THE RELATIONSHIP BETWEEN THE PARTIES SHALL BE SETTLED BY A SINGLE ARBITRATOR BEFORE THE AMERICAN ARBITRATION ASSOCIATION IN NEW YORK, NEW YORK. THE COSTS OF WHICH SHALL BE BORNE EQUALLY BY THE PARTIES UNLESS THE ARBITRATOR OTHERWISE DETERMINES. ALL PARTIES HEREBY SUBMIT TO THE JURISDICTION OF THE STATE OF NEW YORK IN CONNECTION WITH THE FOREGOING.


Date: February 26, 1999

                                                 IMPRIMIS INVESTORS LLC

                                                 By: /s/ Arthur Amron
                                                     --------------------------
                                                     Title: Vice President

                                IRREVOCABLE PROXY

          The undersigned, Wexford Spectrum Investors LLC, hereby irrevocably appoints RVR Consulting Group, Inc., or its nominee ("RVR"), with full power of substitution as proxy for the undersigned, and hereby authorizes RVR to vote all shares of Common Stock of COMPLETE WELLNESS CENTERS, INC. (the "Company") acquired by Seller upon conversion of the Preferred Stock and registered in the name of the undersigned, at any meeting of the stockholders of the Company, and to execute a consent to be given by the stockholders of the Company, in such manner as RVR may from time to time determine. This Irrevocable Proxy shall be deemed to be coupled with an interest in favor of RVR and as such, shall be irrevocable and shall survive the death, bankruptcy or incompetency of the undersigned.

          This irrevocable proxy is executed by the undersigned pursuant to the terms of that certain Stock Purchase Agreement dated as of February 26, 1999 by and among the undersigned, RVR and Imprimis Investors LLC (the "Agreement"). Capitalized terms utilized herein and not defined herein shall have the respective meanings accorded to them in the Agreement.

          Notwithstanding anything to the contrary contained herein, this proxy shall terminate on the earlier to occur of: (i) the transfer by this undersigned, in accordance with the terms of the Agreement, of any shares of Common Stock of the Company acquired by the Seller upon conversion of the Preferred Stock (but only with respect to such transferred shares of Common Stock); (ii) the fifth anniversary of the date hereof; or (iii) the date upon which the closing price for the Company's common stock has equaled or exceeded Ten ($10.00) Dollars for twenty (20) consecutive trading days.

          The validity of this proxy and the rights, obligations and relations of the parties hereunder shall be construed and determined under and in accordance with the laws of the State of New York without giving effect to the conflict of laws rules of such State. ANY CLAIM OR CONTROVERSY PERTAINING TO OR ARISING UNDER THIS PROXY OR THE RELATIONSHIP BETWEEN THE PARTIES SHALL BE SETTLED BY A SINGLE ARBITRATOR BEFORE THE AMERICAN ARBITRATION ASSOCIATION IN NEW YORK, NEW YORK. THE COSTS OF WHICH SHALL BE BORNE EQUALLY BY THE PARTIES UNLESS THE ARBITRATOR OTHERWISE DETERMINES. ALL PARTIES HEREBY SUBMIT TO THE JURISDICTION OF THE STATE OF NEW YORK IN CONNECTION WITH THE FOREGOING.

Date: February 26, 1999

                                           WEXFORD SPECTRUM INVESTORS LLC

                                           By: /s/ Arthur Amron
                                               --------------------------
                                               Title: Vice President